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                  EXHIBIT 99.1 - FORM 4 JOINT FILER INFORMATION

Name:  S.A.C. Capital Management, LLC

Address:  540 Madison Avenue, New York NY 10022

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement:  January 25, 2007


Name:  CR Intrinsic Investors, LLC

Address:  72 Cummings Point Road, Stamford CT 06902

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement:  January 25, 2007


Name:  Sigma Capital Management, LLC

Address:  540 Madison Avenue, New York NY 10022

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement:  January 25, 2007


Name:  Steven A. Cohen

Address:  72 Cummings Point Road, Stamford CT 06902

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement:  January 25, 2007